UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2015

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of Hess Corporation (the “Company”) approved and adopted amendments to the Company’s By-Laws (as amended, the “By-Laws”), effective November 4, 2015, to implement a new “proxy access” mechanism in Article III, Section 4(e) enabling eligible stockholders, including a group of up to 20 stockholders, who have owned at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate, and include in the Company’s proxy materials, director candidates constituting up to 20% of the Board or two individuals, whichever is greater, subject to the terms and conditions specified in the By-Laws. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting.

Article III, Section 5 was amended to provide for stockholders proposing business to be considered at an annual meeting of stockholders to give advance notice of such business within the same deadlines that currently apply for notice of stockholder director nominations.

The amendments also include certain conforming changes, clarifications and updates to the By-Laws in connection with the foregoing matters.

The foregoing summary description of the amendments to the By-Laws is subject to, and qualified in its entirety by reference to, the full text of the amended By-Laws, filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

3.2	By-Laws of Hess Corporation (as amended effective November 4, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015

HESS CORPORATION

	By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	By-Laws of Hess Corporation (as amended effective November 4, 2015).